UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 19, 2016

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)
2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2016, at the annual meeting of shareholders (the “Annual Meeting”) of Martin Marietta Materials, Inc. (the “Company”), the Company’s shareholders approved the amendment to and extension of the Martin Marietta Amended and Restated Stock-Based Award Plan (the “Stock Plan”).  The Stock Plan, under which awards can be granted until May 19, 2026, or the Plan’s earlier termination, provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted awards in the form of restricted stock awards, restricted stock units and deferred stock units, performance awards in the form of performance shares and performance units, phantom stock awards and other stock-based awards or dividend equivalent awards to selected employees and directors of the Company and its subsidiaries.

The maximum number of shares of common stock that the Company may issue or deliver pursuant to awards granted under the Plan is 5,800,000 shares (subject to anti-dilution adjustments as described in the Stock Plan). Of this number, the maximum number of shares of common stock that the Company may issue pursuant to incentive stock options under the Plan is 5,800,000 shares (subject to anti-dilution adjustments as described in the Plan). In addition to the share limitations described above, the Stock Plan includes limits on the amounts of participant awards. Specifically, no participant may be granted in any 12-month period: (i) options and SARs that are not related to an option for more than 300,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award) in the case of an employee and 20,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award) in the case of a director; or (ii) awards other than options or SARs for more than 300,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award) in the case of an employee and 7,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award) in the case of a director. The participant award limitations and the terms of the awards are subject to adjustment in the event of a change in the outstanding shares of the Company’s common stock (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event) or as otherwise provided in the Stock Plan.

The foregoing summary description of the Stock Plan is qualified in its entirety by reference to the actual terms of the Stock Plan, which is incorporated herein by reference as Exhibit 10.1.  For additional information regarding the Stock Plan, please refer to “Proposal 4 – Approve Amendment to Amended and Restated Stock Based Award Plan and the Performance Goals Provided Thereunder” on pages 51-56 of the Company’s 2016 definitive proxy statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission (“SEC”) on April 20, 2016, which is incorporated herein by reference.

On May 19, 2016, at the Annual Meeting, the Company’s shareholders approved the Martin Marietta Executive Cash Incentive Plan (the “Incentive Plan”).  The Incentive Plan is intended to provide annual cash-based incentive compensation to eligible employees of the Company in order to reward annual performance and achievement of strategic goals.   Any employee of the Company or its affiliates may receive an award under the Incentive Plan.

Pursuant to the terms of the Incentive Plan, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company may grant awards subject to the achievement of predetermined performance targets during a calendar year, however, in no event will the amount payable to any award recipient for any calendar year exceed $7.5 million.  Any such performance targets will be determined by the Committee, however, awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”) will include specified levels of one or more quantitative performance standards listed in the Incentive Plan. The Committee may decrease, but in no event increase, the amount payable in connection with a Section 162(m) Award for any reason.

Generally, a participant must be a full-time employee of the Company or one of its affiliates on December 31 of the applicable calendar year to be eligible to receive payment under an award, and any termination of employment prior to such date will result in forfeiture of such employee’s award.  However, in the event of an employee’s death, retirement or termination of employment due to disability during the calendar year, the employee (or his or her estate) will receive a prorated amount under his or her award for such year.  Such pro rated amount will be based on target performance under the award in the case of death and actual performance for the calendar year in the case of retirement or disability.

In the case of a significant acquisition or divestiture, the relevant quantitative performance standards will be adjusted by increasing or decreasing such goals in the same proportion as the relevant performance measure of the Company or the applicable division or business unit would have been affected for the prior performance measurement period on a pro forma basis had such event occurred on the same date during the prior performance measurement period.  Such adjustment will be based on the appropriate historical equivalents of the relevant performance measures, further adjusted to reflect other aspects of the transaction that should be taken into account to ensure comparability between amounts.

The foregoing summary description of the Incentive Plan is qualified in its entirety by reference to the actual terms of the Incentive Plan, which is incorporated herein by reference as Exhibit 10.2.  For additional information regarding the Incentive Plan, please refer to “Proposal 5 – Approve Executive Cash Incentive Plan and the Performance Goals Provided Thereunder” on pages 57-59 of the Company’s Proxy Statement, as filed with the SEC on April 20, 2016, which is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

Martin Marietta Materials, Inc. held its Annual Meeting of Shareholders on May 19, 2016.  Of the 63,448,081 shares outstanding and entitled to vote, 58,548,312 shares were represented at the meeting, or a 92.22% quorum.  The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following three individuals to the Board of Directors to serve as directors for a term of three years until the Annual Meeting of Shareholders in 2019, and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes

C. Howard Nye	54,907,227	1,039,072	130,419	2,471,594

Laree E. Perez	55,344,624	677,480	54,614	2,471,594

Dennis L. Rediker	55,310,346	726,009	40,363	2,471,594

Elected the following individual to the Board of Directors to serve as a director for a term of two years until the Annual Meeting of Shareholders in 2018, and until his successor has been duly elected and qualified:

	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Donald W. Slager	55,879,183	156,498	41,037	2,471,594

Proposal 2 – Amendment to Articles of Incorporation to Provide for the Annual Election of the Board of Directors

Approved an amendment to phase out the classification of the terms of the Company’s directors and to provide instead for the annual election of the directors.  The voting results for this approval were 56,016,737 shares voted for; 9,658 shares voted against; 50,323 shares abstained from voting; and there were 2,471,594 broker non-votes.

Proposal 3 – Ratification of Appointment of Independent Auditors

Ratified the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2016.  The voting results for this ratification were 58,211,407 shares voted for; 281,861 shares voted against; and 55,044 shares abstained from voting.

Proposal 4 – Amendment to Amended and Restated Stock-Based Award Plan

Approved an amendment to amend the Stock Plan and the performance goals provided thereunder.  The voting results for this approval were 53,660,912 shares voted for; 2,244,626 shares voted against; 171,180 shares abstained from voting; and there were 2,471,594 broker non-votes.

Proposal 5 – Approval of Executive Cash Incentive Plan

Approved the Incentive Plan and the performance goals provided thereunder.  The voting results for this approval were 53,099,564 shares voted for; 2,790,708 shares voted against; 186,446 shares abstained from voting; and there were 2,471,594 broker non-votes.

Proposal 6 — Advisory Vote on Compensation of Named Executive Officers

Approved, on an advisory basis, the overall compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement.  The voting results for this approval were 53,983,271 shares voted for; 1,912,424 shares voted against; 181,023 shares abstained from voting; and there were 2,471,594 broker non-votes.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Martin Marietta Amended and Restated Stock Based Award Plan (incorporated by reference to Appendix D to the Proxy Statement on Schedule 14A filed by Martin Marietta Materials, Inc. on April 20, 2016 (File No. 1-12744))*

10.2

Martin Marietta Executive Cash Incentive Plan (incorporated by reference to Appendix E to the Proxy Statement on Schedule 14A filed by Martin Marietta Materials, Inc. on April 20, 2016 (File No. 1-12744))*

*	Executive compensation plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: May 20, 2016	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and
Chief Financial Officer